Exhibit 10.1

LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made and entered into as of July 8, 2021 (the "Effective Date"), by and between Applied Biology, Inc. (“AB”), a California corporation having its principal place of business at 17780 Fitch, Suite 192, Irvine, CA 92614 USA, and Jupiter Wellness, Inc. (“JUPITER”), with principal place of business at 1061 E. Indiantown Road, Suite 110, Jupiter, FL 33477 USA.

WHEREAS, AB has developed certain proprietary products;

WHEREAS, AB and JUPITER desire to enter into a license agreement whereby JUPITER has the right to become the exclusive licensee for the manufacture and sale of such products in the Territory;

NOW, THEREFORE, AB and JUPITER hereby agree as follows:

ARTICLE I

DEFINITIONS

The defined terms set forth herein shall have the meanings as indicated below, except where the context otherwise requires, and shall be equally applicable in the singular or the plural form.

  “IP” shall mean the copyrights, patents, technology, know-how, trademarks and trade-secrets of AB related to the Product.
  “Product” means the Photocil product listed on Exhibit I.
  “Territory” means the United States.

ARTICLE II

TERM

The term of this Agreement shall commence on the Effective Date and shall continue for an initial term of five (5) years (the “Initial Term”), subject to earlier termination pursuant to the terms hereof, and shall automatically renew for successive one (1) year periods unless either party gives the other written notice of its intent not to renew at least thirty (30) days prior to the expiration of the Initial Term or any subsequent term (the Initial Term together with any subsequent terms are hereinafter referred to as the “Term”). If JUPITER has successfully attained the minimum royalty in Exhibit III for the Product during the Initial Term or any subsequent year, JUPITER shall be entitled to renewal of the Agreement for another year at its option.

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ARTICLE III

LICENSE; UPFRONT PAYMENT; OBLIGATIONS

3.1       Subject to all the terms and conditions of this Agreement, AB hereby grants to JUPITER a perpetual, exclusive, non-transferable, irrevocable license (except in event of default by JUPITER, or termination or expiration of this Agreement) to market, manufacture, sell, and distribute the Product to end users in the Territory. Notwithstanding, the foregoing, JUPITER shall not sell the Product outside its Territory. JUPITER has the right to “white-label” the Product with JUPITER copyrights, trade names and/or trademarks.

3.2       In consideration for the exclusive license grant herein, JUPITER shall pay AB One Hundred Fifty Thousand USD ($150,000) cash to be wired within 5 days of this Agreement, and issue to AB that number of shares of common stock of JUPITER equal to One Hundred Fifty Thousand USD ($150,0000), at a price per share equal to the JUPW closing price on the date of this Agreement, within five (5) days from the date of this Agreement, either in certificate or electronic delivery in AB’s discretion. JUPITER agrees to accept and pay for a legal opinion from counsel of AB’s choice to remove any restrictive legend from such shares of common stock pursuant to an appropriate exemption from registration under the Securities Act of 1933.

3.3       JUPITER represents and warrants that it will use its best efforts in marketing and selling the Product in the Territory.

ARTICLE IV

ROYALTY; AUDIT

4.1        In consideration for the license grant herein, JUPITER shall pay AB a royalty fee in accordance with the schedule attached hereto as Exhibit II. The royalty fee will be paid to AB within thirty (30) days from the end of each calendar quarter.

4.2        AB shall be responsible for the payment of any and all income tax and other taxes in relating to the royalty fee received hereunder, and JUPITER shall have the right to withhold such tax payment as required under the relevant laws and regulations.

4.3       JUPITER shall maintain all necessary records during the term of this Agreement and for a period of two (2) years thereafter to permit AB to audit, at AB’s sole cost and expense and not more than once per quarter, JUPITER’s records for the purpose of determining compliance with the royalty fee in Section 4.1 (“Audit”). Such records shall be Confidential Information of JUPITER. AB shall provide reasonable advance notice of an Audit. In the event an Audit determines JUPITER underpaid AB, JUPITER shall immediately pay AB any underpaid amounts, and if an Audit determines JUPITER underpaid AB in excess of five percent (5%), JUPITER shall, in addition to immediately correcting any underpaid amounts, reimburse AB for its reasonable costs and expenses associated with such Audit.

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ARTICLE V

COMPLIANCE

5.1       Authorization. Each party hereby represents and warrants to the other that: (a) it has the requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such party, constitutes legal, valid and binding obligation of such party and is enforceable against such party in accordance with its terms; and (c) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound.

5.2       Compliance with Applicable Laws. JUPITER shall comply with all laws and regulations applicable to JUPITER in marketing, manufacturing, and distributing the Product hereunder. Without limiting the generality of the foregoing, JUPITER shall, at its own expense, make, obtain, and maintain in force at all times during the term of this Agreement, all filings, registrations, licenses, permits and authorizations in its geographical region of operation required for JUPITER to perform its obligations under this Agreement.

5.3       Status as Independent Contractor. The relationship established between AB and the JUPITER by this Agreement is that of a vendor to its vendee and nothing herein contained shall be deemed to establish or otherwise create a relationship of principal and agent between AB and the JUPITER. JUPITER represents that it is an independent contractor who will not be deemed an agent of AB for any purpose whatsoever and neither the JUPITER nor any of its agents or employees will have any right or authority to assume or create any obligation of any kind, whether express or implied, on behalf of AB. This Agreement is not a franchise agreement and does not create a franchise relationship between the parties and if any provision of this Agreement is deemed to create a franchise between the parties, then this Agreement will be deemed null and void and will automatically terminate as if such provision had been deemed unenforceable by a court of competent jurisdiction.

5.4       Taxes. JUPITER shall bear the cost of any taxes, levies, duties and fees of any kind, nature or description whatsoever applicable to selling the Product.

ARTICLE VI

ASSIGNMENT, SOLICITATION AND COMPETITION

6.1        Assignment by JUPITER. It is understood and agreed that the rights granted hereunder is personal to JUPITER and is limited to JUPITER. JUPITER may not, without the prior written consent of AB, assign or sublicense this Agreement to any third party except to a buyer of substantially all of JUPITER’s business. In the event of any permitted sublicense or assignment of the Agreement in accordance with the terms hereof, JUPITER shall ensure that any assignee or sub JUPITER agrees to and complies with the terms and conditions of this Agreement. Notwithstanding the above, AB consents to JUPITER's assignment of this Agreement to JUPITER's wholly-owned subsidiary, provided said subsidiary are subject to the terms of this Agreement.

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6.2        Non-Solicitation. Each Party agrees to refrain from soliciting any of the other Party’s employees during the term of this Agreement and for three (3) months after its expiration or termination. Employees and clients shall include all current employees of the Parties and all new employees hired by the Parties during the term of this Agreement.

6.3 Competition. In the event AB terminates this Agreement due to a breach by JUPITER or in the event JUPITER terminates this Agreement with or without cause, JUPITER shall not, during the two (2) years following expiration or termination, offer, sell or promote products or services that compete with the Product; notwithstanding the foregoing, during the Term JUPITER shall not manufacture, sell, or promote products or services that compete with the Product.

ARTICLE VII

INTELLECTUAL PROPERTY RIGHTS

7.1       Retention of Intellectual Property Rights. JUPITER acknowledges that AB is the owner of all IP. AB shall retain all right, title and interest in and to IP.

7.2       Use of IP. During the term and in accordance with the terms of this Agreement, JUPITER shall have the exclusive right to use the IP (including US Patent number 10,111,821) solely in connection with JUPITER's manufacture, marketing, advertising, promotion and distribution of the Product. JUPITER's use of IP shall not create any right, title or interest therein. JUPITER shall not adopt, use, or register, whether as a corporate name, trademark, service mark or other indication of origin, any IP, or any word or mark confusingly similar to those contained in the IP in any jurisdiction. JUPITER hereby covenants and agrees that; (i) its use of IP will not dilute the IP; and (ii) the IP will be used in accordance with AB’s specifications. JUPITER shall have right to use the JUPITER intellectual property in the marketing of the Products.

7.3       Infringement. (a) Each party shall notify the other, in writing, of any activity which it believes may constitute an infringement upon the other’s rights or unauthorized use of the others intellectual property. Neither party shall commence, prosecute or institute any action or proceeding against any person, firm or corporation alleging infringement of the other’s rights without the prior written consent of the other. (b) Whichever party takes action against any infringing or potentially infringing activities shall be responsible for the costs of such action including payment of its attorneys' fees, costs and expenses and the other party shall, if requested, cooperate in such action as shall be reasonably necessary, but at the cost of the party taking action. All monies recovered as a result of such action shall belong to the Party whose intellectual property was infringed upon, except if the action is taken by the other party to this Agreement against a third party, in which case it shall be permitted to deduct its litigation and settlement costs from any such recovery.

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ARTICLE VIII

INDEMNIFICATION AND LIMITATION ON LIABILITY

8.1       AB Indemnity. AB shall indemnify JUPITER from, and defend JUPITER against, any and all loss, liability or expenses (including attorneys’ fees and expenses as reasonably incurred) arising out of or relating to any claim by a third party that the Product infringe upon the patent, copyright, trademark, trade secret or other intellectual property rights of any third party, except to the extent such infringement is a result of JUPITER’s “white label” branding of the Product.

8.2       JUPITER Indemnity. JUPITER shall indemnify and hold harmless AB, its affiliates, officers, directors, agents and employees and each person, if any, who controls AB or any such affiliate against any and all loss, liability or expenses (including attorneys’ fees and expenses as reasonably incurred) arising out of JUPITER's activities related to its license of the Product.

8.3       Disclaimers. AB WARRANTS THAT IT HAS THE RIGHT TO SELL THE PRODUCTS. EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE STANDARD TERMS, AB MAKES NO WARRANTIES, EXPRESS OR IMPLIED, TO JUPITER WITH RESPECT TO THE PRODUCT, PRODUCT INFORMATION, ORDERING INFORMATION AND THE IP AND HEREBY DISCLAIMS ALL IMPLIED AND EXPRESSED WARRANTIES, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OR ANY IMPLIED WARRANTIES ARISING OUT OF A COURSE OF PERFORMANCE OR DEALING.

8.4       Limitation on Liability. EXCEPT FOR ANY INDEMNIFICATION OBLIGATIONS HEREIN, AB AND JUPITER WILL NOT BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT. FURTHER, AB AND JUPITER WILL NOT BE LIABLE UNDER CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY CLAIMS WHICH AFFECT THE PERFORMANCE OR QUALITY OF THE PRODUCT. APPLED BIOLOGY’S AND JUPITER’S AGGREGATE LIABILITY ARISING WITH RESPECT TO THIS AGREEMENT WILL NOT EXCEED THE TOTAL AMOUNT OF ROYALTIES PAID BY JUPITER HEREUNDER PRIOR TO THE DATE SUCH LIABILITY IN INCURRED.

ARTICLE IX

TERMINATION

9.1        Termination for Breach. In the event of a material breach by a party to this Agreement, the non-breaching party has a right to terminate this Agreement with a thirty (30) days prior written notice; provided, the breaching party had failed to cure the breach within fifteen (15) days from the date of receiving the notice. If the breach is cured within this window, the termination notice shall automatically be deemed to have been withdrawn.

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9.2       Termination Without Cause. Either party has the right to terminate this Agreement, with or without cause, on not less than One Hundred and Eighty (180) days prior written notice, provided, however, that AB may not terminate this Agreement as along as JUPITER has successfully attained the minimum royalty payments in accordance with Exhibit III.

9.3        Force Majeure, Suspension and Termination. In the event that either party is unable to perform any of its obligations under this Agreement or to enjoy any of its benefits because of (or if loss of Product is caused by) natural disaster, actions or decrees of governmental bodies or communications line failure not the fault of the affected party (hereinafter referred to as a "Force Majeure Event"), the party who has been so affected immediately shall give notice to the other party and shall do everything possible to resume performance. Upon receipt of such notice, this Agreement shall immediately be suspended. If the period of nonperformance exceeds fifteen (15) days from the receipt of notice of the Force Majeure Event, the party whose ability to perform has not been so affected may by giving written notice terminate this Agreement. However, delays in delivery due to Force Majeure Events shall automatically extend the delivery date for a period equal to the duration of such events; any warranty period affected by a Force Majeure Event shall likewise be extended for a period equal to the duration of such event.

9.4       Effect of Insolvency. This Agreement granted hereunder shall automatically terminate if either party files a petition in bankruptcy, or is adjudicated bankrupt, or a petition in bankruptcy filed against either party is not dismissed or stayed within One Hundred Eighty (180) days; or if either party makes an assignment for the benefit of its creditors; or if a receiver, custodian, trustee or liquidator is appointed for the party or its business.

ARTICLE X

CONFIDENTIAL INFORMATION

AB and JUPITER each acknowledges that it may, in the course of performing its obligations under this Agreement, have access to the confidential, proprietary and commercially valuable information of the other party including, but not limited to, non-public information concerning the other party’s, business partners and employees, present and future plans (collectively, “CONFIDENTIAL INFORMATION”). Each party shall use CONFIDENTIAL INFORMATION solely to perform its obligations under this Agreement and shall not disclose any CONFIDENTIAL INFORMATION to any third party without the prior, written permission of the other party. CONFIDENTIAL INFORMATION shall not include information in the public domain or information lawfully obtained from third parties who lawfully disclosed the same.

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ARTICLE XI

MISCELLANEOUS

11.1       Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of California without regard to conflict of law provisions. The parties hereto irrevocable (i) agree that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in any federal or state court only in the County of Orange, California, (ii) waive, to the fullest extent it may effectively do so under applicable law, any objection which they may now or hereafter have to the laying of venue of any such proceeding or to the convenience of the forum and (iii) submit to the exclusive jurisdiction of any federal or state court in the State of California, County of Orange in any such suit, action or proceeding.

11.2       Notices. Notices, demands or other communications pursuant to this Agreement by either party to the other shall be given by facsimile and by certified mail, return receipt requested, or by overnight or express carrier, all charges prepaid. All notices hereunder shall be given at the respective addresses of AB and JUPITER as set forth on the signature page hereto unless prior to the giving of such notice written notice of a change of address for notices is given. Notices shall be deemed effective the date the notice is received.

11.3       Severability. If any term or provision of this Agreement shall to any extent be held to be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

11.4       Reservation of Rights; Exculpation. Neither party shall receive any rights under this Agreement except for those rights expressly and unambiguously set forth herein. The parties will not be responsible for any delay in the performance of its obligations hereunder caused by any acts, omissions, or events beyond the party’s control.

11.5       Entire Agreement. This Agreement represents the complete agreement and understanding between the parties with respect to the subject matter herein and supersedes any other written or oral agreement. The terms and conditions of this Agreement may only be modified in a writing signed by both parties.

11.6       Recovery of Costs. In any action to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and attorneys’ fees.

11.7       No Implied Waiver. Any failure by either party to enforce any of the terms and provisions of this Agreement shall not be considered a continuing waiver of that party's right thereafter to enforce such terms and provisions. No provision of this Agreement shall be deemed waived unless such waiver is in writing signed by both parties.

11.8       Survival. Notwithstanding any termination or expiration of this Agreement, Articles VI, VII, VIII, IX and XI shall survive such termination or expiration.

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11.11 Registration. Within thirty (30) days after the execution of this Agreement, JUPITER shall, if required complete the registration of this Agreement with relevant government authorities as required by local laws and shall reasonably promptly notify AB thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.

JUPITER WELLNESS, INC.	APPLIED BIOLOGY, INC.

By:	By:

Name: Brian S. John	Name:

Title: CEO	Title:

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EXHIBIT I

Photocil Product

*Technology transfer

*	Transfer of manufacturing process
*	Stability protocol

* Exclusive license to the US patent number 10,111,821 for the territory

* Access to existing marketing materials

* Access to existing packaging designs

* FDA listings

* Training on site

* Education and lectures in medical congresses if needed

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EXHIBIT II

Royalty Fee Schedule

The royalty payment to AB shall be calculated as following:

AB shall receive a 10% royalty of gross sales.

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EXHIBIT III

Minimum Royalty

United States of America

Initial Term - 5 years from date of Agreement: $500,000 USD in aggregate for first 5 years

Each subsequent year: $100,000 USD annual

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